EXHIBIT 24.2

                  [Letterhead of Jones, Jensen & Company, LLC]

July 6, 1998

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the use of our audit report dated April 7, 1998 (and to all references to our Firm) included in or made part of the Form S-8 registration statement of China Food and Beverage Company (formerly OMAP Holdings Incorporated and Subsidiaries).

/s/ Jones, Jensen & Company
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    Jones, Jensen & Company